UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2005

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, the Board of Directors of Burlington Northern Santa Fe Corporation (the “Company”) adopted the Burlington Northern Santa Fe 2005 Deferred Compensation Plan for Non-Employee Directors (the “2005 Plan”). The 2005 Plan applies to deferrals made on and after April 21, 2005, and takes the place of the Burlington Northern Santa Fe Deferred Compensation Plan for Directors, deferrals under which were permitted through December 31, 2004. The 2005 Plan allows the Company’s non-employee Directors to elect to defer all or a portion of the fees they would otherwise receive from the Company into investment options established under the 2005 Plan. These investment options include a Prime Rate interest account, a Company stock-equivalent (phantom stock) account, an S&P 500 index fund, and a long-term capital appreciation fund, or other investment options established under the Plan’s terms. Participants in the 2005 Plan would receive, based upon their elections, subsequent distributions of such amounts either in annual installments or as a lump sum after the Director’s departure from the Board in accordance with applicable law.

The 2005 Plan is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(c	)	Exhibits.

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: April 26, 2005	By:	/s/ Jeffrey R. Moreland
Jeffrey R. Moreland
Executive Vice President Law & Government Affairs and Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Burlington Northern Santa Fe 2005 Deferred Compensation Plan for Non-Employee Directors